UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  December 7, 2007

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 7, 2007, Schnitzer Steel Industries, Inc. (the “Company”) announced that Richard D. Peach was appointed as Chief Financial Officer of the Company, effective immediately.  Mr. Peach, who had served as Deputy Chief Financial Officer and principal accounting officer of the Company from March 30, 2007 until December 7, 2007, replaces Gregory J. Witherspoon as Chief Financial Officer.  Prior to joining the Company, Mr. Peach, 44, was the Chief Financial Officer and Senior Vice President with the multi-state energy utility, PacifiCorp, from 2003 to 2006.  Prior to 2003, he served in a variety of positions with Scottish Power plc, an international energy company headquartered in Glasgow, Scotland.  Mr. Peach is a member of The Institute of Chartered Accountants of Scotland.

The Company has not amended the letter agreement, dated March 2, 2007, with Mr. Peach regarding his position as an officer of the Company.  The description of that letter agreement appears under Item 5.02 of the Form 8-K filed by the Company on March 22, 2007 and is incorporated by reference herein.

On December 7, 2007, the Company also announced that Jeff P. Poeschl, who currently serves as Vice President and Corporate Controller, will also serve as the Company’s principal accounting officer.  Mr. Poeschl, who joined the Company in February 2007, earned a Bachelor of Business Administration from the University of Wisconsin and is a Certified Public Accountant.  Prior to joining the Company in February 2007, he was Vice President – Finance with Mesa Air Group in Phoenix, Arizona, from 2000 to 2007.

Gregory J. Witherspoon has agreed to take on the new role of Vice President of Special Projects, focusing on specific areas of the Company’s businesses which will benefit from  his financial expertise and broad business experience.

A copy of the press release announcing these appointments is attached hereto as exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)  Exhibits.

99.1	Press Release of Schnitzer Steel Industries, Inc. issued on December 7, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Dated: December 7, 2007	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Schnitzer Steel Industries, Inc. issued on December 7, 2007

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